Exhibit 3.14

FIRST AMENDMENT TO THE AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ANGLO-SUISSE OFFSHORE PIPELINE PARTNERS, LLC

This FIRST AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ANGLO-SUISSE OFFSHORE PIPELINE PARTNERS, LLC (this “Amendment”), dated as of February 14, 2011, is hereby adopted, executed and agreed to by the sole member of Anglo-Suisse Offshore Pipeline Partners, LLC (the “Company”). Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, Anglo-Suisse Offshore Partners, LLC (“ASOP”), as the sole member of the Company, adopted, executed and agreed to that certain Amended and Restated Limited Liability Company Agreement of the Company (the “Agreement”) effective as of July 27, 2004;

WHEREAS, pursuant to that certain Assignment of Membership Interest, dated as of February 14, 2011, by and between ASOP, as assignor, and Energy Partners, Ltd. (“EPL”), as assignee, EPL acquired all of the issued and outstanding limited liability company membership interests in the Company; and

WHEREAS, pursuant to Section 13 of the Agreement, the Agreement may be amended at any time by and with the consent of the Member.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby adopts, consents to and executes the following amendments:

1. Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

4. Member. Energy Partners, Ltd., a Delaware corporation (the “Member”), is the sole member of the Company, as successor by assignment from Anglo-Suisse Offshore Partners, LLC (“ASOP”), pursuant to that certain Assignment of Membership Interest, dated as of February 14, 2011, by and between ASOP, as Assignor and the Member, as Assignee.

2. The last paragraph of Section 8 of the Agreement, starting with “Notwithstanding anything to the contrary contained herein” and continuing until the end of Section 8, is hereby deleted.

EPL hereby ratifies and approves the Agreement, as amended hereby, and acknowledge that all of the terms and provisions of the Agreement, as amended hereby, are and remain in full force and effect.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, has duly executed this Amendment as of the date first written above.

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Amendment to ASOPP LLC Agreement]